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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 15, 2013, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of NorthStar Healthcare Income, Inc., which is incorporated by reference in Supplement No. 1 to the Prospectus in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-170802). We consent to the incorporation by reference in the Registration Statement and related Prospectus Supplement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP
New York, New York
April 22, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM